May 14, 2004
File:  285

Filed: Via SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec

                                                Attention:  Statutory Filings

The Toronto Stock Exchange

Attention:  Listings Department

Dear Sirs:

Re:  First Quarter 2004 Report to Shareholders - Mailing Date:  May 14, 2004

In accordance with Section 144 of the B.C. Securities Rules and National Instrument 51-102, we wish to confirm that on the captioned mailing date, the First Quarter Report to Shareholders together with the financial statements for the three months ended March 31, 2004 was sent by prepaid mail to each shareholder at the specified latest address shown on the Supplemental Mailing List of the Company.

Yours very truly,

AURIZON MINES LTD.

Julie A.S. Kemp
Corporate Secretary

Enclosure
cc\encl:	DuMoulin Black (1 Set)
cc\encl:	Computershare Trust Company of Canada (1 Set)
cc\encl:	PricewaterhouseCoopers (1 Set)
cc\encl:	Toronto Stock Exchange (4 Sets)
cc\encl:	American Home Assurance Company
cc\encl:	U.S. Securities & Exchanges Commission (File #0-22672; filed via EDGAR)
cc\encl:	American Stock Exchange, Attention: Michael Fleming (5 Sets)